UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) October 3, 2008
Delphi Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14787	38-3430473

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5725 Delphi Drive, Troy, MI	48098

(Address of Principal Executive Offices)	(Zip Code)
(248) 813-2000
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
On October 3, 2008, Delphi Corporation (“Delphi” or the “Company”) announced that, effective immediately, John D. Sheehan is named vice president and chief financial officer, succeeding Robert Dellinger, who is leaving to pursue outside opportunities. Mr. Sheehan, who most recently served as vice president and chief restructuring officer, will continue to oversee Delphi’s restructuring.
Mr. Dellinger will receive benefits in accordance with the terms of his employment agreement previously filed with the United States Securities and Exchange Commission.
Mr. Sheehan, 48, has served as Delphi’s vice president and chief restructuring officer since October 2005. Prior to holding that position he served as acting chief financial officer from March 2005 and as chief accounting officer and controller from July 2002 through July 2006. Prior to joining Delphi, he was a partner at KPMG LLP from 1995. His base compensation and targets under the Company’s short-term at risk compensation program will be increased commensurate with his new responsibilities; however he will continue to voluntarily waive receipt of 10% of his base compensation. All other aspects of his employment agreement, which has been previously filed with the United States Securities and Exchange Commission, remain unchanged.
A copy of the press release announcing Mr. Sheehan’s appointment and Mr. Dellinger’s departure is attached as Exhibit 99(a) and incorporated by reference herein
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d)	Exhibits. The following exhibit is being furnished as part of this report.

Exhibit
Number	Description
99 (a)	Press release issued by Delphi Corporation on October 3, 2008

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2008	DELPHI CORPORATION (Registrant)

	By:	/s/ DAVID M. SHERBIN
David M. Sherbin, Vice President, General Counsel and Chief Compliance Officer

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